Exhibit 5.3

                      [LETTERHEAD OF MCCARTHY TETRAULT LLP]

                                                                   July 16, 2007

Zarlink Semiconductor Inc.
400 March Road
Ottawa, Ontario
Canada K2K 3H4

Gentlemen:

      We hereby consent to the references to this firm on the cover page of the prospectus and under the headings "Enforceability of Civil Liabilities", "Eligibility for Investment", "Certain Canadian Federal Income Tax Considerations" "Legal Matters" and "Interest of Experts" in the prospectus comprising a part of the Registration Statement on Form F-10 of Zarlink Semiconductor Inc., being filed concurrently herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                       Very truly yours,

                                                       MCCARTHY TETRAULT LLP

                                                       By: /s/ Sonia Struthers
                                                           ---------------------
                                                           A Partner of the Firm